UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 8, 2014
Date of Report (Date of earliest event reported)

SUCCESS HOLDING GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188563	99-0378256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

(260) 490-9990
Registrant’s telephone number, including area code

Macco International Corp.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on June 14, 2014, the Board of Directors of Macco International Corp., now known as Success Holding Group International, Inc., (the "Company") authorized and approved the execution of that certain general release and waiver of debt agreement (the "Release Agreement") with Sandu Mazilu, the Company's prior President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer (the "Creditor"), pursuant to which the Creditor agreed to waive and release the debt due and owing to it in the aggregate amount of $9,000.00 (the "Released Debt"). In accordance with the terms and provisions of the Release Agreement, the Creditor agreed to release, acquit, covenant not to sue and specifically release and waive any claims or rights it may have under common law and statutory law relating to the Released Debt.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Amendment to Articles of Incorporation - Name Change

Effective June 20, 2014, Board of Directors of the Company and the majority shareholders of the Company, approved an amendment to the articles of incorporation to change the name of the Company to "Success Holding Group International, Inc." (the “Name Change Amendment”). The Amendment was filed with the Secretary of State of Nevada on June 20, 2014 changing the name of the Company to "Success Holding Group International, Inc." (the "Name Change"). The Name Change was effected to better reflect the future business operations of the Company. See "Section 7. Corporate Governance and Management. Item 5.07 Submission of a Vote to Security Holders."

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Name Change Amendment/Forward Stock Split

On June 14, 2014, the majority shareholders of the Company approved a forward stock split of four for one (4:1) of the Company's total issued and outstanding shares of common stock (the “Stock Split”) and a change in the name of the Company from "Macco International Corp." to "Success Holding Group International Inc." (the "Name Change"). Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Stock Split and the Name Change. The Company’s articles of incorporation does not authorize cumulative voting. As of the record date of June 14, 2014, the Company had 9,170,000 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 6,200,000 votes, which represents approximately 67.6% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Stock Split and the Name Change described herein in a unanimous written consent dated June 14, 2014.

The Board of Directors had previously considered factors regarding their approval of the Stock Split including, but not limited to: (i) the current volume of trading and trading price of the Company’s shares of common stock on the OTC Market and potential to increase the marketability and liquidity of the Company’s common stock based on structuring of potential business operations and acquisition; and (ii) limitation of marketability of the Company’s common stock among brokerage firms and institutional investors based upon current per-share price. The Board of Directors of the Company approved the Name Change and the Stock Split and recommended the majority shareholders of the Company review and approve the Name Change and the Stock Split.

The Stock Split was effected based upon the filing of appropriate documentation with FINRA. The Stock Split will increase the Company's total issued and outstanding shares of common stock from approximately 9,170,000 shares to 36,680,000 shares of common stock. The common stock will continue to be $0.001 par value. The trading symbol of the Company will have a "D" placed on the ticker symbol for twenty business days from the effective date of the Stock Split and be "MACCD". After twenty business days has passed, on July 28, 2014, the Company's trading symbol will change to "SHGT".

The Name Change was effected to better reflect the future business operations of the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01	General Release and Waiver of Debt dated June 14, 2014 between Sandu Mazilu and Macco International Corp.

3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on June 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS HOLDING GROUP INTERNATIONAL, INC.

DATE: July 8, 2014	/s/ Brian Kistler
Brian Kistler
President